As filed with the Securities and Exchange Commission on February 28, 2023

Registration No. 333-260532

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METROPOLITAN BANK HOLDING CORP.

(Exact name of registrant as specified in its charter)

New York	13-4042724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

99 Park Avenue

New York, New York 10016

(212) 659-0600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory A. Sigrist

Executive Vice President and Chief Financial Officer

Metropolitan Bank Holding Corp.

99 Park Avenue

New York, New York 10016

(212) 659-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary A. Lax, Esq.

Scott A. Brown, Esq.

Gregory Sobczak, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, NW, Suite 780

Washington, DC 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐

Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-260532) (the “Registration Statement”) of Metropolitan Bank Holding Corp. is being filed because we will no longer be a well-known seasoned issuer, as such term is defined in Rule 405 under the Securities Act of 1933, upon the filing of our Annual Report on Form 10-K for the year ended December 31, 2022 because the worldwide market value of our outstanding common stock held by non-affiliates was less than $700 million during the 60-day period preceding the date of such filing. Pursuant to interpretive guidance published by the United States Securities and Exchange Commission’s Division of Corporation Finance, this Post-Effective Amendment No. 1 is being filed to add disclosure to the Registration Statement required for a registrant other than a well-known seasoned issuer.

PROSPECTUS

$175,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

Metropolitan Bank Holding Corp. may offer to sell up to $175,000,000, from time to time:

•	shares of our common stock,

•	shares of our preferred stock, either separately or represented by depositary shares,

•	debt securities, which may be issued in one or more series and that may be senior debt securities or subordinated debt securities,

•	warrants to purchase other securities, or

•	subscription rights consisting of any combination of the above securities.

The securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more prospectus supplements that will contain additional information about the specific offering and the terms of the securities being offered. The prospectus supplements may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is traded on the New York Stock Exchange under the symbol “MCB.”

You should read this prospectus and any applicable prospectus supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 5 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The securities are not savings or deposit accounts or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is February 28, 2023

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “we,” “our,” “us” or similar terms refer to Metropolitan Bank Holding Corp., together with its subsidiaries. References to the “Bank” mean Metropolitan Commercial Bank.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus up to a total amount of $175,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). These documents are available at the Internet site that the SEC maintains, www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information in such documents that is not deemed to be filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022;

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 20, 2022 (to the extent specifically incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 6, 2022, August 9, 2022 and October 31, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 31, 2022, January 10, 2023 and January 20, 2023; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on November 7, 2017 (File No. 001-38282), as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020, including any other amendment or reports filed for the purpose of updating such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities and prior to effectiveness of the registration statement, or after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Metropolitan Bank Holding Corp.

99 Park Avenue, New York, New York 10016

Attention: Investor Relations Department

(212) 659-0600

In addition, we maintain a corporate website, www.mcbankny.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue” and similar expressions intended to identify forward-looking statements or the negative of these terms or other comparable terminology. These statements include statements with respect to our and the Bank’s strategies, plans, objectives, expectations and intentions and other statements in this prospectus and the documents incorporated by reference. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from those results expressed or implied include those factors listed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2022.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

•	the continuing impact of the COVID-19 pandemic on our business and results of operation;
•	an unexpected deterioration in our loan or securities portfolios;
•	unexpected increases in our expenses;
•	different than anticipated growth and our ability to manage our growth;
•	increases in competitive pressures among financial institutions or from non-financial institutions, which may result in unanticipated changes in our loan or deposit rates;
•	changes in the interest rate environment, which may reduce interest margins or affect the value of the Company’s investments;
•	the impact of interest rate reform that applies to transactions that reference LIBOR;
•	changes in deposit flows or loan demand, which may adversely affect the Company’s business;
•	changes in accounting principles, policies or guidelines may cause the Company’s financial condition or results of operation to be reported or perceived differently;
•	general economic conditions, including unemployment rates, either nationally or locally in some or all of the areas in which the Company does business, or conditions in the securities markets or the banking industry may be less favorable than currently anticipated;
•	unanticipated adverse changes in our customers’ economic conditions;
•	inflation, which may lead to higher operating costs;
•	declines in real estate values in the Company’s market area, which may adversely affect its loan production;
•	legislative, tax or regulatory changes or actions, which may adversely affect the Company’s business;
•	an unexpected adverse financial, regulatory or bankruptcy event experienced by our fintech partners;
•	technological changes may be more difficult or expensive than anticipated;
•	system failures or cyber-security breaches of our information technology infrastructure or those of the Company’s third-party service providers or those of our fintech partners for which we provide global payments infrastructure;
•	the failure to maintain current technologies and to successfully implement future information technology enhancements;
•	the effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries;
•	the costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results;
•	an unanticipated loss of key personnel or existing customers;
•	unanticipated increases in FDIC costs;
•	the current or anticipated impact of military conflict, terrorism or other geopolitical events;
•	the ability to attract or retain key employees;
•	successful implementation or consummation of new business initiatives, which may be more difficult or expensive than anticipated;
•	the risks associated with adverse changes to credit quality, including changes in the level of loan delinquencies, non-performing assets and charge-offs and changes in the estimates of the adequacy of the ALLL;
•	difficulties associated with achieving or predicting expected future financial results; and
•	the potential impact on the Company’s operations and customers resulting from natural or man-made disasters, wars, acts of terrorism, cyber-attacks and pandemics.

We discuss many of these risks, uncertainties and other factors in our Annual Reports on Form 10-K, in our Quarterly Reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

METROPOLITAN BANK HOLDING CORP.

The Company is a bank holding company headquartered in New York, New York and registered under the BHC Act. Through its wholly owned bank subsidiary, Metropolitan Commercial Bank, a New York state-chartered bank, the Company provides a broad range of business, commercial and retail banking products and services to small businesses, middle-market enterprises, public entities and affluent individuals primarily in the New York metropolitan area. The Company’s founding members, including its Chief Executive Officer, Mark DeFazio, recognized a need in the New York metropolitan area for a solutions-oriented, relationship bank focused on middle market companies and real estate entrepreneurs whose financial needs are often overlooked by larger financial institutions. The Bank was established in 1999 with the goal of helping these under-served clients build and sustain wealth. Its motto, “The Entrepreneurial Bank,” is a reflection of the Bank’s aspiration to develop a middle-market bank that shares the same entrepreneurial spirit as its clients. By combining the high-tech service and relationship-based focus of a community bank with an extensive suite of financial products and services, the Company is well-positioned to continue to capitalize on the significant growth opportunities available in the New York metropolitan area.

In addition to traditional commercial banking products, the Company offers corporate cash management and retail banking services, and is an established leader in BaaS through its Global Payments Group (“global payments business”). The Global Payments Group provides global payments infrastructure to its fintech partners, which includes serving as an issuing bank for third-party debit card programs nationwide and providing other financial infrastructure, including cash settlement and custodian deposit services. The Company has developed various deposit gathering strategies, which generate the funding necessary to operate without a large branch network. These activities, together with six strategically located banking centers, generate a stable source of deposits and a diverse loan portfolio with attractive risk-adjusted yields.

As a bank holding company, the Company is subject to the supervision of the Board of Governors of the Federal Reserve System (the “FRB”). The Company is required to file with the FRB reports and other information regarding its business operations and the business operations of its subsidiaries. As a state-chartered bank that is a member of the Federal Reserve System, the Bank is subject to primary supervision, periodic examination and regulation by the New York State Department of Financial Services as the state regulator and by the FRB as its primary federal regulator, as well as the regulations of the FDIC and Consumer Financial Protection Bureau.

As of September 30, 2022, the Company’s assets, loans, deposits and stockholders’ equity totaled $6.4 billion, $4.6 billion, $5.7 billion and $582.2 million, respectively.

Our principal executive offices are located at 99 Park Avenue, New York, New York 10016, and our telephone number is (212) 659-0600.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware. Our business, financial condition or results of operations could be materially affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, share repurchases, investments in the Bank, as regulatory capital or otherwise, ongoing operations, interest and dividend payments and possible acquisitions of businesses or assets.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to redeem indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.

SUMMARY OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our certificate of incorporation and bylaws and certain provisions of New York law is a summary and is qualified in its entirety by reference to our certificate of incorporation, bylaws and the New York Business Corporation Law (the “NYBCL”). Copies of our certificate of incorporation and our bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital consists of 25,000,000 shares of common stock, $0.01 par value, 5,000,000 shares of Class A preferred stock, $0.01 par value, and 2,000,000 shares of Class B preferred stock, $0.01 par value. All issued and outstanding shares are fully paid and non-assessable. As of September 30, 2022, the Company had 10,931,697 shares of common stock outstanding. In addition, no shares of preferred stock are currently outstanding.

Common stock

Voting rights. All voting rights are vested in the holders of our common stock, subject to the issuance of preferred stock with voting rights. Any issuance of our preferred stock with voting rights may affect the voting rights of the holders of common stock. Except as discussed below in “—Restrictions on Acquisition of Metropolitan Bank Holding Corp.,” each holder of common stock will be entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors.

Dividends. Holders of our common stock will be entitled to receive and share equally in such dividends as the board of directors of the Company may declare out of funds legally available for such payments. If the Company issues preferred stock, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. We may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The holders of common stock of the Company will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If the Company issues additional shares of preferred stock in the future, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Liquidation or dissolution. In the event of a liquidation or dissolution of the Company, holders of our common stock and any participating preferred stock will be entitled to receive, after payment or provision for payment of all of our debts and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock, all of our assets available for distribution. If we issue preferred stock in the future, holders of such stock may have a senior interest over holders of common stock.

No preemptive or redemption rights. Holders of our common stock will not have any preemptive rights or redemption rights with respect to any shares of our capital stock that may be issued.

Other. Our shareholders have no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Listing. The Company’s common stock is listed on New York Stock Exchange under the trading symbol “MCB”.

Preferred stock

We currently have no shares of preferred stock outstanding. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Class A preferred stock

None of our Class A Preferred Stock is currently outstanding.

Class B preferred stock

None of our Class B Preferred Stock is currently outstanding .

Restrictions on acquisition of Metropolitan Bank Holding Corp.

The following is a general summary of the material provisions of our Certificate of Incorporation and Bylaws, the NYBCL and federal law that may have an “anti-takeover effect.” Such provisions might discourage future takeover attempts by impeding efforts to acquire us or stock purchases in furtherance of such an acquisition.

Authorized shares of capital stock. Our Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of common stock, $0.01 par value, 5,000,000 shares of Class A preferred stock, $0.01 par value, and 2,000,000 shares of Class B preferred stock, $0.01 par value. Shares of preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of our common stock, could represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of our stockholders.

Generally, the Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of the Company.

Directors. The board of directors is classified into three classes, one of which is elected each year for a three-year term. A director may be removed from office only for cause. These provisions may make it more difficult to remove a director, and may make it more difficult for an acquirer to acquire control of the company without negotiating with the board of directors, and may therefore have an anti-takeover effect.

Actions by stockholders. Special meetings of the stockholders may be called by the board of directors, the President or the Secretary and must be called by the President or the Secretary upon receipt by either of them of the written request of the holders of at least 25% of all shares entitled to vote.

In general, our Certificate of Incorporation may be amended in the manner prescribed under New York law. No proposed amendment or repeal of any provision of the Certificate of Incorporation may be submitted to stockholders unless the board of directors has approved the proposed amendment or repeal. The amendment or repeal of any provision of the Certificate of Incorporation must be approved by at least a majority vote.

Limitation of director and officer liability; indemnification. As permitted by the NYBCL, our Certificate of Incorporation eliminates the liability of directors and officers to Metropolitan Bank Holding Corp. or to its stockholders, except that the liability of a director or officer may not be eliminated if the officer or director received a financial benefit or other advantage that he was not entitled to or if a judgment against the director or officer is based on a finding that such person’s action or failure to act was the result of bad faith, intentional misconduct or a knowing violation of law.

Our Certificate of Incorporation provides that Metropolitan Bank Holding Corp. must indemnify a director or officer who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer, except that no such indemnification may be made in the event and to the extent that (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director or officer actually received a financial benefit that he was not entitled to.

Dissenters’ rights of appraisal. The NYBCL provides that, except in certain circumstances, a stockholder is not entitled to dissenter’s rights in any transaction if the stock is listed on a national securities exchange. Metropolitan Bank Holding Corp.’s common stock is listed on the New York Stock Exchange, a national securities exchange.

Business combinations under NYBCL. The business combination provisions of Section 912 of the NYBCL could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. In general such provisions prohibit an interested stockholder (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, was approved by the board of directors prior to the interested stockholder’s stock acquisition date, (b) the business combination transaction was approved by the disinterested stockholders at a meeting called no earlier than five years after the interested stockholder’s stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested stockholder’s stock acquisition date, the price paid to all the stockholders under such transaction meets statutory criteria.

Bank Holding Company Act. The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.

Benefit Plans. In addition to the provisions of the Company’s Certificate of Incorporation and Bylaws described above, benefit plans of the Company that may authorize the issuance of equity to its board of directors, officers and employees adopted may contain provisions which also may discourage hostile takeover attempts which the board of directors of the Company might conclude are not in the best interests of the Company or its stockholders.

Transfer Agent and Registrar

Computershare Trust Company, N.A., Canton, Massachusetts, is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MCB.”

DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash will be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under either a senior indenture or a subordinated indenture, in each case between us and a trustee as identified in the applicable prospectus supplement. The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, each of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Metropolitan Bank Holding Corp. and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indentures

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the designation of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the currency or currencies of payment of principal or interest;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt. Senior Debt Securities will be issued under the senior debt indenture.

Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities. Subordinated Debt Securities will be issued under the subordinated debt indenture.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:

•	we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;

•	immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture; and

•	we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of principal of any debt security of that series;

•	default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;

•	default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of a 30-day period);

•	default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and

•	any other event of default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Obligations of the Trustee

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense.

Remedies

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Defeasance of Certain Covenants

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.

Amendments to the Indentures

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:

•	to evidence the succession of a corporation to the Company, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the debt securities;

•	to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•	to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;

•	to add any additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to add or change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;

•	to add or change provisions with respect to conversion or exchange rights of holders of debt securities of any series;

•	in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Company, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Company with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other person or other similar transactions, if expressly required by the terms of such series of debt securities;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

•	to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding certain provisions thereof;

•	to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to the any debt securities outstanding at the time of such change or elimination;

•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);

•	to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;

•	to add guarantees with respect to, or to secure, any series of debt security;

•	to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or

•	to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

•	reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture;

•	modify the subordination provisions in a manner adverse to the holders of such debt securities; or

•	make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee

The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

No Individual Liability of Directors, Officers, Employees or Stockholders

The indentures provide that none of our directors, officers, employees or stockholders will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full description of all terms of any series of subscription rights.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company to be named in the applicable prospectus supplement that will serve as rights agent. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights that we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the subscription rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, then we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, debt securities, warrants or subscription rights in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents or dealers; or

•	through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Luse Gorman, PC, Washington, DC. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Metropolitan Bank Holding Corp. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2021, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distributions.

The following table sets forth the expenses to be borne by Metropolitan Bank Holding Corp. (“Metropolitan”) in connection with the offerings described in this Registration Statement.

Registration fee—Securities and Exchange Commission		$19,285
Printing and engraving expenses		*
Legal fees and expenses (other than Blue Sky)		*
Accounting fees and expenses		*
Blue Sky fees and expenses (including fees of counsel)		*
Rating agency fees		*
Trustee’s and registrar’s fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.

Reference is made to Sections 721 to 725 of the New York Business Corporation Law (“NYBCL”) that provide for indemnification of directors and officers, subject to certain limitations, for liabilities and expenses in connection with actions or proceedings involving them in such capacity. Pursuant to Section 721 of the NYBCL, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Section 402(b) of the NYBCL permits a certificate of incorporation to set forth a provision limiting or eliminating the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of a director (i) if a judgment or other final adjudication adverse to him or her establishes that his or her acts were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) in certain other cases specified in Section 719 of the NYBCL.

Articles Sixth and Seventh of the Amended and Restated Certificate of Incorporation of Metropolitan Bank Holding Corp. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability that they incur in their capacities as such:

SIXTH: No director of the Corporation shall have any personal liability to the Corporation or its shareholders for damage resulting from any breach of such director’s duties as a director of the Corporation, provided that this provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL.

SEVENTH: The Corporation shall indemnify any present or former officer or director of the Corporation or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Corporation, against judgments, fines (including excise tax assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including without limitation, court costs, attorneys’ fees and disbursements and those of accountants and other experts and consultants incurred as a result of such action or proceeding or any appeal therein, all of which expenses as incurred shall be advanced by the Corporation pending the final disposition of such action or proceeding. Such required indemnification shall be subject only to the exception that no indemnification may be made to or on behalf of any director or officer in the event and to the extent that a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled (provided, however, that indemnification shall be made upon any successful appeal of any such adverse judgment or final adjudication). For purposes of this article, the Corporation shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any and other rights to which any such person, his testator or intestate, may be entitled apart from this provision.

Article IX of the Amended and Restated Bylaws of the Corporation set forth circumstances under which directors or officers of the Corporation may be insured or indemnified against liability that they incur in their capacities as such:

Section 1. Indemnification. Any person who at any time shall serve or shall have served as a director or officer of the Corporation, including any such director or officer who, at the request of the Corporation, shall serve or shall have served any other Corporation, association, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer, employee, or in any other capacity, and the heirs, executors and administrators of such person, shall be indemnified by the Corporation in accordance with and to the fullest extent permitted by New York law, including the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended. This right of indemnification shall include the right of a director or officer to receive payment from the Corporation for expenses incurred in defending or appealing any such action or proceeding in advance of its final disposition; provided that the payment of expenses in advance of the final disposition of an action or proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it should be determined ultimately that the director or officer is not entitled to be indemnified. The foregoing rights of indemnification, reimbursement and advancement shall not be exclusive of other rights to which such person may be entitled.

Section 2. Contract with the Corporation. The provisions of this Article shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves in any such capacity at any time while this Article and the relevant provisions of New York law, as the same exists or may hereafter be amended, may be in existence; and any amendment of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 3. Liability Insurance. The Corporation shall have the power, to the fullest extent permitted by New York law, as the same exists or may hereafter be amended, to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such whether or not the Corporation would have the power to indemnify him or her against any such liability under the provisions of this Article.

The underwriting agreement to be entered into in connection with an offering of the securities will contain provisions which indemnify the officers and directors of Metropolitan Bank Holding Corp. in certain circumstances.

It is the opinion of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

ITEM 16.	Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement for any Offering Securities

3.1	Certificate of Incorporation of Metropolitan Bank Holding Corp., as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 4, 2017 (File No. 333-220805)).

3.2	Certificate of Amendment to the Certificate of Incorporation of Metropolitan Bank Holding Corp. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 12, 2021 (File No. 333-254197)).

3.3	Amended and Restated Bylaws of Metropolitan Bank Holding Corp. (incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2021 (File No. 001-38282)).

4.1	Form of Common Stock Certificate of Metropolitan Bank Holding Corp. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 4, 2017 (File No. 333-220805)).

4.2	Form of Class B Preferred Stock Certificate of Metropolitan Bank Holding Corp. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 4, 2017 (File No. 333-220805)).

4.3*	Form of Certificate of Amendment for Preferred Stock.

4.4	Form of Senior Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on October 27, 2021 (File No. 333-260532)).

4.5	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on October 27, 2021 (File No. 333-260532)).

4.6*	Form of Debt Security

4.7*	Form of Deposit Agreement (including form of Deposit Certificate)

4.8*	Form of Warrant Agreement (including form of Warrant Certificate)

4.9*	Form of Subscription Rights Agreement (including form of rights certificate)

5.1	Opinion of Luse Gorman, PC regarding the validity of the securities of Metropolitan Bank Holding Corp. offered hereby

23.1	Consent of Crowe LLP

23.2	Consent of Luse Gorman, PC (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

25.1***	Form of Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 for the Senior Indenture

25.2***	Form of Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 for the Subordinated Indenture

107	Filing Fee Table

*	To be filed by amendment or incorporated by reference prior to the offering of securities.
**	Previously filed.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended

ITEM 17.	Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)            To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trustee Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Metropolitan Bank Holding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2023.

Metropolitan Bank Holding Corp.

By:	/s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on February 28, 2023.

Signature	Title

/s/ Mark R. DeFazio	President, Chief Executive Officer and Director (Principal Executive Officer)
Mark R. DeFazio

/s/ Gregory A. Sigrist	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Gregory A. Sigrist

*	Chairman of the Board
William Reinhardt

*	Director
Anthony J. Fabiano

*	Director
Dale C. Fredston

*	Director
David J. Gold

*	Director
Harvey M. Gutman

Signature	Title

*	Director
Terence J. Mitchell

/s/ Chaya Pamula	Director
Chaya Pamula

*	Director
Robert C. Patent

*	Director
Maria F. Ramirez

/s/ Katrina Robinson	Director
Katrina Robinson

*	Director
George J. Wolf, Jr.

* By:	/s/ Mark R. DeFazio
Mark R. DeFazio
Attorney-in-Fact